Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.  THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

18% SENIOR SECURED NOTE

DUE DECEMBER 31, 2019

$2,538,000August 29, 2019

FOR VALUE RECEIVED, the undersigned, STAFFING 360 SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby promises to pay to Jackson Investment Group, LLC (together with its successors and assigns, the “Purchaser”), the principal sum of TWO MILLION FIVE HUNDRED THIRTY-EIGHT THOUSAND Dollars ($2,538,000) on December 31, 2019 (or such earlier date upon any acceleration of this Note as provided for herein, the “Maturity Date”), together with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the rate of eighteen percent (18.00%) per annum, accruing from and after the date of this Note and until the entire principal balance of this 18% Senior Secured Note (this “Note”) shall have been repaid in full, and (b) to the extent permitted by law, on any overdue payment of principal or interest, at a rate per annum from time to time equal to five percent (5%) in excess of the rate of interest otherwise payable hereunder.

Payments of principal, interest and any other amount due with respect to this Note are to be made in lawful money of the United States of America at the address of the Purchaser as specified in Section 10.1 of the Purchase Agreement (defined below) or at such other place as shall have been designated by the Purchaser by written notice from the Purchaser to the Company.

This Note evidences a loan in the principal amount of $2,538,000 made by the Purchaser to the Company on the date hereof, the proceeds of which shall be used by the Company solely for the purposes described in Section 2.1(c) of the Purchase Agreement (as defined below). This Note has been issued pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017 (as amended, restated supplemented or modified from time to time, the “Purchase Agreement”), among the Company, the Subsidiary Guarantors party thereto and the Purchaser, and is entitled to the benefits thereof and is secured by and entitled to the benefits of the Security Documents and is guaranteed by each of the Subsidiary Guarantors pursuant to the guaranty provided for in Article 4 of the Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Purchase Agreement.

This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount (less any principal amount repaid prior to such transfer in accordance with the Purchase

Exhibit 10.2

Agreement) will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  The transfer or assignment of this Note by the Purchaser is subject to the provisions of Section 10.5 of the Purchase Agreement, and so long as no Default or Event of Default exists, the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

This Note is subject to optional prepayment, in whole or from time to time in part, without penalty or premium, subject to the notice and other requirements as provided in Section 2.3(b) of the Purchase Agreement.

All accrued and unpaid interest on the outstanding principal balance of this Note shall be due and payable monthly on the first day of each month on and after the date hereof (with the first such monthly payment due on October 1, 2019) and on the Maturity Date, provided that upon any prepayment of this Note or any portion thereof, accrued and unpaid interest shall be payable with respect to the principal amount of this Note so prepaid on such date of prepayment.  Any overdue or default interest on this Note shall be due and payable on demand.

If an Event of Default occurs and is continuing, the principal of this Note and accrued interest on this Note may be accelerated and declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement.

In addition to default interest as provided for above in this Note, if and to the extent that Company has not completely and indefeasibly satisfied its obligations to pay all principal, interest and other amounts due under this Note (other than contingent indemnity obligations) on the Maturity Date, then there shall become due and payable and the Company shall immediately issue one hundred thousand (100,000) shares of Company’s Common Stock (the “Initial Default Equity Shares”) to the Purchaser as an additional default fee, and, thereafter, on the last day of each calendar month after the Maturity Date upon which Company has not completely and indefeasibly satisfied its obligations to pay all principal, interest and other amounts due under this Note (other than contingent indemnity obligations) the Company shall immediately issue one hundred thousand (100,000) additional shares of Company’s Common Stock (the “Additional Default Equity Shares”; together with the Initial Default Equity Shares referred to herein collectively as the “Default Equity Shares”) to the Purchaser as an additional default fee.  All such issuances of the Default Equity Shares pursuant to the terms of this Note are referred to herein as the “Default Equity Fee”).  Each payment of the Default Equity Fee shall be issued in the name of Purchaser and the related share certificate shall be delivered to the Purchaser not later than three (3) business days after the due date of such fee.  The Company shall cause each payment of the Default Equity Fee to have been duly authorized by all necessary corporate action pursuant to its organizational documents and any other applicable documents, instruments and agreements.  The Company shall cause all Default Equity Shares to be duly and validly authorized when issued, fully paid and non-assessable, and not be issued in violation of any preemptive or other rights of any stockholder of Company and free from all taxes, liens and charges.

It is hereby understood and agreed by Company that the application and payment of the Default Equity Fee and any default interest as provided for in this Note (i) is expressly intended to be in addition to the obligations of Company and the Guarantors to pay in cash the outstanding principal, interest and other amounts when due under this Note, (ii) shall not diminish or reduce the obligation of Company and the Guarantors to pay in cash the outstanding principal, interest and other amounts when due under this Note, (iii) shall not constitute a waiver of any Event of Default resulting from the failure of the Company

Exhibit 10.2

to timely pay any amounts when due under this Note, or prevent or diminish any rights and remedies of the Purchaser to exercise any and all remedies as provided for herein, under the other Note Documents and at law upon the occurrence and during the continuance of any Event of Default. The Company covenants that it shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock solely for the purpose of issuance as Default Equity Shares hereunder, a number of Default Equity Shares sufficient to satisfy at least twelve (12) months of the Default Equity Fee. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all Default Equity Shares may be so issued without violating Company’s governing documents, any agreements to which Company is a party on the date hereof, or any applicable law.  The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance as Default Equity Shares.  If, at any time prior to the payment in cash of the outstanding principal, interest and other amounts under the Note, the number of Company’s Common Stock shall not be sufficient to permit issuance of Default Equity Shares as required hereunder, Company will promptly take such corporate action as may be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued Common Stock to such number of Default Equity Shares as shall be sufficient for such purposes.  All Default Equity Shares shall constitute “Registrable Shares” subject to the Securities Act and the registration requirements of Section 7.14 of the Purchase Agreement.

Notwithstanding anything in the immediately preceding two paragraphs to the contrary:

(a)the Company shall not issue to the Purchaser any Default Equity Shares, to the extent such shares after giving effect to such issuance and when added to the number of shares of Common Stock issued and issuable in connection with the Transaction Documents would result in (i) the Purchaser (together with the Purchaser’s affiliates) (A) beneficially owning shares not previously been approved by the stockholders of the Company under applicable Nasdaq rules in excess of 19.9% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (B) controlling shares not previously approved by the stockholders of the Company under applicable Nasdaq rules in excess of 19.9% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), or (ii) the aggregate number of shares of Common Stock issued as Default Equity Shares exceeding 19.9% of either the total number of shares of Common Stock outstanding on the date hereof or the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Issuance Amount”), unless and until, in all such cases, the Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq rules (“Stockholder Approval”).

(b)For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c)For purposes of this paragraph, in determining the number of outstanding shares of Common Stock of the Company, the Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Securities and Exchange Commission, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common

Exhibit 10.2

Stock outstanding. Upon the written or oral request of the Purchaser, the Company shall within two business days confirm orally and in writing to the Purchaser the number of shares of Common Stock then outstanding.

(d)If on any payment date in respect of Default Equity Shares, the issuance of Default Equity Shares would exceed the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount or the Maximum Aggregate Issuance Amount, and the Company shall not have previously obtained Stockholder Approval at the time of exercise, then the Company shall issue to the Purchaser such number of Default Equity Shares as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount or the Maximum Aggregate Issuance Amount, as the case may be, and, with respect to the remainder of the aggregate number of Default Equity Shares, such shares shall not be issued to the Purchaser until and unless Stockholder Approval has been obtained.

(e)The Company covenants and agrees to submit a proposal seeking Stockholder Approval as set forth in this Section above at a meeting to be held on or before ninety (90) days after a written request from the Purchaser to do so, and if unsuccessful at that meeting then upon request of the Purchaser not more often than once every six (6) months.  The Company further agrees in connection with each such meeting to make a recommendation of management to stockholders in favor of approval of the proposal, and to use its customary efforts to solicit proxies from stockholders in favor of the proposal.  The Company agrees that any failure by the Company to timely comply with the provisions of this clause (e) shall constitute an immediate Event of Default.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.12 AND 10.13 OF THE PURCHASE AGREEMENT WITH RESPECT TO SUBMISSION TO JURISDICTION, CONSENT TO SERVICE OF PROCESS, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE COMPANY AGREES TO SUCH TERMS.

In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by Applicable Law and, in the event any such excess payment is made by the Company or received by Purchaser, such excess sum shall be credited as a payment of principal or, if no principal shall remain outstanding, shall be refunded to the Company.  It is the express intent hereof that Company shall not pay and Purchaser not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under Applicable Law.

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Exhibit 10.2

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.  Time is of the essence of this Note.

STAFFING 360 SOLUTIONS, INC.

By: /s/ Brendan Flood_________

Name: Brendan Flood

Title:   Chairman and Chief Executive Officer